Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement (No. 1) on Form S-4 of M&F Bancorp, Inc. of our report dated March 30, 2007, except for Note 20 as to which the date is December 28, 2007, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP
Frederick, Maryland January 3, 2008